Exhibit 99.1

FOR IMMEDIATE RELEASE November 10, 2021

CONTACTS:

Scott Gilbert, Penn State Health

(717)782-1121

sgilbert1@pennstatehealth.psu.edu

Dana Schroering, Contessa

(502) 727-0193

dschroering@contessahealth.com

Rachel Borowski, Highmark Health

(412) 953-7089

rachel.borowski@highmarkhealth.org

Penn State Health Partners with Highmark Health and Contessa to

Launch Home Recovery Care, a new At-Home Option for Patients

Home Recovery Care provides hospital and skilled nursing-level care in the home, lowering costs and improving outcomes

PITTSBURGH and HERSHEY, Pa. and NASHVILLE, Tenn. – November 10, 2021 – Penn State Health announced a new partnership with Highmark Health, a national, blended health organization based in Pittsburgh, and Contessa, an Amedisys company (NASDAQ: AMED), the nation’s leading operator of high-acuity home care based in Nashville. The joint venture will operate Penn State Health Home Recovery Care which includes Hospital Care at Home and Skilled Nursing Care at Home, bringing all the essential elements of hospital and skilled nursing care into the comfort of patients’ homes.

“Healthcare is evolving, and Home Recovery Care is on the cutting edge of innovation and patient-centered care,” said Chris LaCoe, vice president of virtual care for Penn State Health. “Partnering with Highmark Health and Contessa to bring this new at-home option empowers patients to take control of their health, while decreasing costs, increasing outcomes and enhancing comfort and convenience.”

Hospital Care at Home is a safe and effective alternative to the traditional inpatient hospital stay. Patients with a variety of acute conditions who would otherwise be admitted to the hospital have the option to have their care provided in the convenience of their home. Patients are sent home with remote patient monitoring devices and are seen through a combination of in-person and virtual care.

Skilled Nursing Care at Home offers patients who qualify the ability to receive rehabilitation and other medical care in their home instead of a skilled nursing facility. Traditionally, many patients are transferred to a rehabilitation facility after a hospital stay to receive skilled nursing level care, whereas this offering allows patients to return to their homes to receive the same high-quality care.

“Highmark Health is committed to making healthcare simpler, smarter and more seamless, which includes enabling Individuals to heal in a place that is more familiar and comfortable—their home,” said Monique Reese, DNP, ARNP, FNP, senior vice president, home and community care, Highmark Health. “We are thrilled to expand Home Recovery Care to provide central Pennsylvanians safe, comprehensive, and high-quality acute-level care in their home.”

Contessa’s model has grown exponentially due to the COVID-19 pandemic and is proven to drive better patient outcomes and increase patient satisfaction. Historically, on average, the model reduces readmission rates by 44%; decreases the mean length of a hospital stay by 35%; and has a patient satisfaction score of more than 90%. This partnership is a key addition to Penn State Health’s ongoing efforts to manage capacity, especially during these challenging times.

“Home Recovery Care is a natural extension of Penn State Health’s mission to continually improve the health and well-being of its patients,” said Travis Messina, Contessa chief executive officer. “This model personalizes care for acute and chronic conditions, while lowering costs and increasing patient satisfaction. It’s exciting to see this partnership come to life.”

Home Recovery Care is slated to launch at the Milton S. Hershey Medical Center in Hershey, Pa. in the first half of 2022. Home Recovery Care will initially be available to Highmark Inc. Medicare Advantage and commercial health plan members with plans to expand in the future.

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About Penn State Health:

Penn State Health is a multi-hospital health system serving patients and communities across 29 counties in central Pennsylvania. It employs more than 17,150 people systemwide. The system includes Penn State Health Milton S. Hershey Medical Center, Penn State Health Children’s Hospital and Penn State Cancer Institute based in Hershey, Pa.; Penn State Health Hampden Medical Center in Enola, Pa.; Penn State Health Holy Spirit Medical Center in Camp Hill, Pa.; Penn State Health St. Joseph Medical Center in Reading, Pa.; and more than 3,000 physicians and direct care providers at 90+ unique medical office locations. Additionally, the system jointly operates various health care providers, including Penn State Health Rehabilitation Hospital, Hershey Outpatient Surgery Center, Hershey Endoscopy Center, Horizon Home Healthcare and Pennsylvania Psychiatric Institute. In December 2017, Penn State Health partnered with Highmark Health to facilitate creation of a value-based, community care network in the region. Penn State Health shares an integrated strategic plan and operations with Penn State College of Medicine, the University’s medical school.

About Highmark Health:

Highmark Health, a Pittsburgh, PA-based enterprise that employs more than 37,000 people who serve millions of Americans across the country, is the parent company of Highmark Inc., Allegheny Health Network, and HM Health Solutions. Highmark Inc. and its subsidiaries and affiliates provide health insurance to more than 6 million members in Pennsylvania, West Virginia, Delaware and New York as well as dental insurance, and related health products through a national network of diversified businesses. Allegheny Health Network is an integrated delivery network comprised of thirteen hospitals, more than 2,500 affiliated physicians, ambulatory surgery centers, an employed physician organization, home and community-based health services, a research institute, a group purchasing organization, and health and wellness pavilions in western Pennsylvania. HM Health Solutions is focused on meeting the information technology platform and other business needs of the Highmark Health enterprise as well as unaffiliated health insurance plans by providing proven business processes, expert knowledge, and integrated cloud-based platforms. Lumevity, a wholly owned subsidiary of Highmark Health, helps companies transform in ways that drive direct financial benefits while improving quality and increasing employee engagement. To learn more, visit www.highmarkhealth.org.

About Contessa:

Based in Nashville, Contessa is the leader and pioneer of Home Recovery Care, a risk-based model that combines all the essential elements of inpatient hospital care in the comfort of patients’ homes. Founded in 2015, Contessa utilizes Care Convergence – a proprietary technology platform – to power the seamless delivery of Home Recovery Care that is safe, affordable and improves patient outcomes. Contessa’s turnkey solution provides upfront savings to health plans, enables health systems to reinvent their care delivery model and helps physicians deliver a better experience for patients. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 519 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.